Exhibit 10.7
EXECUTION COPY
SECOND AMENDED AND RESTATED
NOTE PURCHASE AGREEMENT
among
OPTION ONE OWNER TRUST 2002-3
as Issuer,
OPTION ONE LOAN WAREHOUSE CORPORATION
as Depositor
and
UBS REAL ESTATE SECURITIES INC.
as Purchaser
Dated as of January 19, 2007
OPTION ONE OWNER TRUST 2002-3
MORTGAGE-BACKED NOTES

i

ii

SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
     SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, dated as of January 19, 2007 (the “Note Purchase Agreement”), among OPTION ONE OWNER TRUST 2002-3 (the “Issuer”), OPTION ONE LOAN WAREHOUSE CORPORATION (the “Depositor”), and UBS REAL ESTATE SECURITIES INC. (“UBS” and in its capacity as the purchaser, the “Purchaser”).
     The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.01 Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Indenture and the Sale and Servicing Agreement (as defined below). Additionally, the following terms shall have the following meanings:
     “Closing” shall have the meaning set forth in Section 2.02.
     “Closing Date” shall have the meaning set forth in Section 2.02.
     “Commitment” means the commitment of the Purchaser to purchase Additional Note Principal Balances pursuant to Section 2.01.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.
     “Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.
     “Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.
     “Indemnified Party” means UBS Real Estate Securities Inc. and any of its officers, directors, employees, agents, representatives, assignees and Affiliates and any Person who controls UBS Real Estate Securities Inc. or their Affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.
     “Indenture” means the Indenture dated as of January 19, 2007, between the Issuer as Issuer and Wells Fargo Bank, N.A. as Indenture Trustee.

     “Investment Company Act” shall have the meaning provided in Section 5.01(k).
     “Lien” means, with respect to any asset, (a) any mortgage, lien, pledge, charge, security interest, hypothecation, option or encumbrance of any kind in respect of such asset or (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.
     “Loan Originator” means Option One Mortgage Corporation, a California corporation and Option One Mortgage Capital Corporation, a Delaware corporation, or either of them.
     “Maximum Note Principal Balance” has the meaning set forth in the Pricing Letter.
     “Pricing Letter” means the pricing letter among the Issuer, the Depositor, UBS Real Estate Securities Inc., Option One and the Indenture Trustee, dated the date hereof and any amendments thereto.
     “Purchased Notes” means the Option One Owner Trust 2002-3 Mortgage-Backed Notes issued by the Issuer pursuant to the Indenture.
     “Purchaser” means UBS and its permitted successors and assigns.
     “Sale and Servicing Agreement” means the Second Amended and Restated Sale and Servicing Agreement dated as of January 19, 2007, among the Issuer, the Depositor, the Loan Originators, the Servicer and Wells Fargo Bank, N.A. as the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.
     “Servicer” means Option One Mortgage Corporation or its permitted successors and assigns.
     SECTION 1.02 Other Definitional Provisions.
     (a) All terms defined in this Note Purchase Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
     (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.
     (c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Note Purchase Agreement shall refer to this Note Purchase Agreement as a whole and not to any particular provision of this Note Purchase Agreement; and Section, subsection, Schedule and Exhibit references contained in this Note Purchase Agreement are references to Sections, subsections and schedules in or to this Note Purchase Agreement unless otherwise specified.

ARTICLE II
COMMITMENT; CLOSING AND PURCHASES OF
ADDITIONAL NOTE PRINCIPAL BALANCES
     SECTION 2.01 Commitment.
     (a) At any time during the Revolving Period at least two Business Days prior to a proposed Transfer Date in the case of a Loan that is not a Wet Funded Loan, or by 11:00 AM, New York City time on a proposed Transfer Date, in the case of a Wet Funded Loan, to the extent that the aggregate outstanding Note Principal Balance (after giving effect to the proposed purchase) is less than the Maximum Note Principal Balance, and subject to the terms and conditions hereof and in accordance with the other Basic Documents, the Issuer may request that the Purchaser purchase Additional Note Principal Balances (each such request, a “Purchase Request”). Each Purchase Request shall identify the proposed Transfer Date, an estimate of the number of Loans and aggregate Principal Balance of the Loans that will be purchased by the Issuer on such Transfer Date. On the identified Transfer Date, the Purchaser agrees to purchase the Additional Note Principal Balance requested in the Purchase Request, subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein and in the other Basic Documents.
     SECTION 2.02 Closing. The closing (the “Closing”) of the execution of the Basic Documents and issuance of the Notes shall take place at 10:00 a.m. at the offices of Manatt, Phelps & Phillips LLP, Costa Mesa, California on January 19, 2007, or if the conditions to closing set forth in Article IV of this Note Purchase Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the “Closing Date”).
ARTICLE III
TRANSFER DATES
     SECTION 3.01 Transfer Dates.
     (a) Subject to the conditions and terms set forth herein and in Section 2.06 of the Sale and Servicing Agreement with respect to each Transfer Date, the Issuer may request, and the Purchaser agrees to, purchase Additional Note Principal Balances from the Issuer from time to time in accordance with, and upon the satisfaction, as of the applicable Transfer Date, of each of the following additional conditions:
          (i) With respect to each Transfer Date, each condition set forth in Section 2.06 of the Sale and Servicing Agreement shall have been satisfied;
          (ii) Each of the representations and warranties of the Issuer, the Servicer, the Loan Originator and the Depositor made in the Basic Documents shall be true and correct in all material respects as of such date (except to the extent they expressly relate to an earlier or later time);

          (iii) The Issuer, the Servicer, the Loan Originator and the Depositor shall be in material compliance with all of their respective covenants contained in the Basic Documents and the Purchased Notes;
          (iv) No Event of Default and no Default shall have occurred or shall be occurring;
          (v) With respect to each Transfer Date, the Purchaser shall have received evidence reasonably satisfactory to it of the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the assignments required to be effected on such Transfer Date in accordance with the Sale and Servicing Agreement and the Loan Purchase Agreement including, without limitation, the assignment of the Loans and the proceeds thereof;
          (vi) Each Loan (i) has been originated in accordance with the Underwriting Guidelines and (ii) is not “abusive” or “predatory” as defined in or in violation of any applicable statutes, regulations, ordinances or in any other way that would be otherwise actionable by the Borrower or any Governmental Authority;
          (vii) With respect to the first Transfer Date, the Purchaser shall have completed its initial due diligence review with respect to the Loans and the Loan Originator and determined, in the Purchaser’s sole discretion, that both the Loans and the origination, servicing and business practices of the Loan Originator are reasonably acceptable to the Purchaser;
          (viii) The Purchaser shall have received, in form and substance reasonably satisfactory to the Purchaser, an Officer’s Certificate from the Loan Originator, dated the Closing Date, certifying to the satisfaction of the conditions set forth in the preceding paragraphs (i), (ii), (iii), (iv) and (vi);
          (ix) All information provided by the Issuer to the Purchaser concerning each of the Loans to be Pledged on such Transfer Date or date of substitution shall be true and correct in all material respects as of such Transfer Date or date of substitution;
          (x) All corporate and legal proceedings and all instruments in connection with such Transfer Date or date of substitution, or otherwise in connection with this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Issuer copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested. Such documents shall include, in addition to the documents listed in Section 4.01, a certificate of the Secretary or Assistant Secretary of the Issuer certifying the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder on such Transfer Date or date of substitution; and
          (xi) The Purchaser shall have received the most recent available standard servicing or loan reports in summary form, if any, with respect to all of the Pledged Loans.
     (b) The price paid by the Purchaser on each Transfer Date for the Additional Note Principal Balance purchased on such Transfer Date shall be equal to the amount of such Additional

Note Principal Balance and shall be remitted not later than 3:30 p.m. (New York City time) on the Transfer Date by wire transfer of immediately available funds to the Advance Account.
     (c) The Purchaser shall record on the schedule attached to the Purchased Notes, the date and amount of any Additional Note Principal Balance purchased by it; provided, that failure to make such recordation on such schedule or any error in such schedule shall not adversely affect the Purchaser’s rights with respect to its Note Principal Balance and any right to receive interest payments in respect of the Note Principal Balance actually held. Absent manifest error, the Note Principal Balance of the Purchased Notes as set forth in the Purchaser’s records shall be binding upon the parties hereto, notwithstanding any notation or record made or kept by any other party hereto.
     (d) The Purchaser shall determine in its reasonable discretion whether each of the above conditions have been met in accordance with the Sale and Servicing Agreement and its determination shall be binding on the parties hereto.
     SECTION 3.02 Limitation on Purchases; Illegality. Anything to the contrary notwithstanding, if, on or prior to the determination of any One-Month LIBOR:
     (a) The Purchaser determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of “One-Month LIBOR” in Section 1.01 of the Sale and Servicing Agreement are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the Purchased Notes as provided herein; or
     (b) The Purchaser determines, which determination shall be conclusive (and based on such information as Majority Noteholders shall have given to the Purchaser), that the relevant rate of interest referred to in the definition of “One-Month LIBOR” in Section 1.01 of the Sale and Servicing Agreement upon the basis of which the rate of interest for the Purchased Notes is to be determined is not adequate to cover the cost to the Majority Noteholders of making or maintaining Loans; or
     (c) It becomes unlawful for the Purchaser to honor its obligation to purchase Notes hereunder or for any Noteholder to maintain its investment in Notes issued hereunder, in each case, using One-Month LIBOR;
then the Purchaser shall give the Issuer prompt notice thereof and at the Issuer’s option, upon notice to the Purchaser, the Issuer may either immediately prepay all the Purchased Notes outstanding and terminate this Note Purchase Agreement or pay interest on the Purchased Notes at a rate per annum equal to the Federal Funds Rate plus 2.00%.

ARTICLE IV
CONDITIONS PRECEDENT TO
EFFECTIVENESS OF COMMITMENT
     SECTION 4.01 Subject to Conditions Precedent. The effectiveness of the Commitment hereunder is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Purchaser in its sole discretion):
     (a) Performance by the Issuer, the Depositor, the Servicer and the Loan Originator. All the terms, covenants, agreements and conditions of the Basic Documents to be complied with and performed by the Issuer, the Depositor, the Servicer and the Loan Originator on or before the Closing Date shall have been complied with and performed in all material respects.
     (b) Representations and Warranties. Each of the representations and warranties of the Issuer, the Depositor, the Servicer and the Loan Originator made in the Basic Documents shall be true and correct in all material respects as of the Closing Date (except to the extent they expressly relate to an earlier or later time).
     (c) Officer’s Certificate. The Purchaser shall have received, in form and substance reasonably satisfactory to the Purchaser, an Officer’s Certificate from the Loan Originator, the Depositor and the Servicer and a certificate of an Authorized Officer of the Issuer, dated the Closing Date, certifying to the satisfaction of the conditions set forth in the preceding paragraphs (a) and (b).
     (d) Opinions of Counsel to the Issuer, the Loan Originator, the Servicer and the Depositor. Counsel to the Issuer, the Loan Originator, the Servicer and the Depositor shall have delivered to the Purchaser favorable opinions, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser and its counsel. In addition to the foregoing, the Loan Originator shall have caused its counsel to deliver to the Purchaser a favorable opinion to the effect that the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool, for federal income tax purposes.
     (e) Opinions of Counsel to the Indenture Trustee. Counsel to the Indenture Trustee shall have delivered to the Purchaser a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser and its counsel.
     (f) Opinions of Counsel to the Owner Trustee. Delaware counsel to the Owner Trustee of the Issuer and the Depositor shall have delivered to the Purchaser favorable opinions regarding the formation, existence and standing of the Issuer and the Depositor and of the Issuer’s and the Depositor’s execution, authorization and delivery of each of the Basic Documents to which it is a party and such other matters as the Purchaser may reasonably request, dated as of the Closing Date and reasonably satisfactory in form and substance to the Purchaser and its counsel.
     (g) Filings and Recordations. The Purchaser shall have received evidence reasonably satisfactory to it of (i) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the assignment by the Loan Originator to the Depositor of the Loan Originator’s ownership interest in the Trust Estate including, without limitation, the Loans conveyed pursuant to the Loan Purchase Agreement and the proceeds thereof, (ii) the completion of all recordings, registrations and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the assignment by the Depositor to the Issuer of the Depositor’s ownership interest in the Trust Estate including, without limitation, the Loans and the proceeds thereof and (iii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of the Purchaser, desirable to perfect or evidence the grant of a first priority perfected security interest in the Issuer’s ownership interest in the Trust Estate including, without limitation, the Loans, in favor of the Indenture Trustee, subject to no Liens prior to the Lien of the Indenture.
     (h) Documents. The Purchaser shall have received a duly executed counterpart of each of the Basic Documents, in form reasonably acceptable to the Purchaser, the Purchased Notes and each and every document or certification delivered by any party in connection with any of the Basic Documents or the Purchased Notes, and each such document shall be in full force and effect.
     (i) Due Diligence. The Purchaser shall have completed its due diligence review with respect to the Loans, as provided for in Section 11.15 of the Sale and Servicing Agreement.
     (j) Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Basic Documents, the Purchased Notes and the documents related thereto in any material respect.
     (k) Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Basic Documents, the Purchased Notes and the documents related thereto shall have been obtained or made.
     (l) Accounts. The Purchaser shall have received evidence reasonably satisfactory to it that each Trust Account has each been established in accordance with the terms of the Sale and Servicing Agreement.
     (m) Fees and Expenses. The fees and expenses payable by the Issuer and the Depositor pursuant to Section 8.02(b) hereof shall have been paid.
     (n) Other Documents. The Issuer, the Loan Originator, the Depositor and the Servicer shall have furnished to the Purchaser such other opinions, information, certificates and documents as the Purchaser may reasonably request.
     (o) Proceedings in Contemplation of Sale of Purchased Notes. All actions and proceedings undertaken by the Issuer, the Loan Originator, the Depositor and the Servicer in connection with the issuance and sale of the Purchased Notes as herein contemplated shall be reasonably satisfactory in all respects to the Purchaser and its counsel.
     (p) Financial Covenants. The Loan Originator and the Servicer shall be in compliance with the financial covenants set forth in Section 7.02 of the Sale and Servicing Agreement.

     (q) Trust Accounts Control Agreements. The Purchaser shall have received control agreements relating to the Trust Accounts reasonably satisfactory to the Purchaser.
     (r) Underwriting Guidelines. The Purchaser shall have received a copy of the current Underwriting Guidelines.
     (s) Fees. The Loan Originator shall have paid all fees, costs and expenses of the Purchaser required, by the terms of the Basic Documents, to be paid by the Loan Originator on or before the Closing Date.
     If any condition specified in this Section 4.01 shall not have been fulfilled when and as required to be fulfilled through no fault of the Purchaser, this Note Purchase Agreement may be terminated by the Purchaser by notice to the Loan Originator at any time at or prior to the Closing Date, and the Purchaser shall incur no liability as a result of such termination.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF
THE ISSUER AND THE DEPOSITOR
     The Issuer and the Depositor hereby jointly and severally make the following representations and warranties to the Purchaser, as of the Closing Date, and as of each Transfer Date and the Purchaser shall be deemed to have relied on such representations and warranties in making (or committing to make) purchases of Additional Note Principal Balances on each Transfer Date and on each date on which any Collateral is released to it or substituted by it:
     SECTION 5.01 Issuer.
     (a) The Issuer has been duly organized and is validly existing and in good standing as a statutory trust under the laws of the State of Delaware, with requisite trust power and authority to own its properties and to transact the business in which it is now engaged, and is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would, individually or in the aggregate, have a material adverse effect on (a) the interests of the Purchaser, (b) the legality, validity or enforceability of this Note Purchase Agreement or any other Basic Document or the rights or remedies of the Purchaser or the Indenture Trustee hereunder or thereunder, (c) the ability of the Issuer to perform its obligations under this Note Purchase Agreement or any other Basic Document, (d) the Indenture Trustee’s security interest in the Collateral generally or in any Loan or other item of Collateral or (e) the enforceability or recoverability of any of the Loans (a “Material Adverse Effect”).
     (b) The issuance, sale, assignment and conveyance of the Purchased Notes and the Additional Note Principal Balances, the performance of the Issuer’s obligations under each Basic Document to which it is a party and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Basic Documents), charge or encumbrance upon any of the property or assets of the Issuer or any of its Affiliates pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents or any Governmental Rule applicable to the Issuer, in each case which could be expected to have a Material Adverse Effect.
     (c) No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery of the Purchased Notes. No Governmental Action which has not been obtained is required by or with respect to the Issuer in connection with the execution and delivery of any of the Basic Documents to which the Issuer is a party or the consummation by the Issuer of the transactions contemplated thereby except for any requirements under state securities or “blue sky” laws in connection with any transfer of the Purchased Notes.
     (d) The Issuer possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects.
     (e) Each of the Basic Documents to which the Issuer is a party has been duly authorized, executed and delivered by the Issuer and is a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to enforcement of bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.
     (f) The execution, delivery and performance by the Issuer of each of its obligations under each of the Basic Documents to which it is a party will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of its properties are subject or of any statute, order or regulation applicable to the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer or any of its properties, in each case which could be expected to have a Material Adverse Effect.
     (g) The Issuer is not in violation of its organizational documents or in default under any agreement, indenture or instrument which would have a Material Adverse Effect. The Issuer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer that could, individually or in the aggregate, be expected to have a Material Adverse Effect.
     (h) There are no actions or proceedings against, or investigations of, the Issuer pending, or, to the knowledge of the Issuer threatened, before any Governmental Authority, court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of any of the Basic Documents, or (ii) seeking to prevent the issuance of the Purchased Notes or the consummation of any of the transactions contemplated by the Basic Documents or the Purchased Notes, or (iii) that, if adversely determined, could, individually or in the aggregate, be expected to have a Material Adverse Effect.
     (i) Neither this Note Purchase Agreement, the other Basic Documents nor any transaction contemplated herein or therein shall result in a violation of, or give rise to an obligation on the part of the Purchaser to register, file or give notice under, Regulations T, U or X of the Federal Reserve Board or any other regulation issued by the Federal Reserve Board pursuant to the Exchange Act, in each case as in effect on the Closing Date.
     (j) The Issuer has all necessary power and authority to execute and deliver the Purchased Notes. Each Purchased Note has been duly and validly authorized by the Issuer and, from and after the date on which such Purchased Note is executed by the Issuer and authenticated by the Indenture Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Purchaser in accordance with the terms of this Note Purchase Agreement, shall be validly issued and outstanding and shall constitute a valid and legally binding obligation of the Issuer that is entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
     (k) The Issuer is not, and neither the issuance and sale of the Purchased Notes to the Purchaser nor the activities of the Issuer pursuant to the Basic Documents, shall render the Issuer an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (l) It is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended.
     (m) The Issuer is solvent and has adequate capital for its business and undertakings.
     (n) The chief executive offices of the Issuer are located at Option One Owner Trust 2002-3, c/o Wilmington Trust Company, as Owner Trustee, One Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, or, with the consent of the Purchaser, such other address as shall be designated by the Issuer in a written notice to the other parties hereto.
     (o) There are no contracts, agreements or understandings between the Issuer and any Person granting such Person the right to require the filing at any time of a registration statement under the Act with respect to the Purchased Notes.
     (p) No Default or Event of Default exists.
     (q) The Issuer holds good and indefeasible title to, and is the sole owner of, all right, title and interest in and to the Collateral (including any and all Loans and the related Other Assets given as security for any of the Issuer’s obligations hereunder), free and clear of all Liens, participations and rights of others (except for the Lien created by this Agreement), and on each date this representation is made, the Purchaser has a first priority Lien with respect to the Collateral and no further action in the nature of delivery of possession or filing, including any filing of any document (other than the filing of a UCC-1 financing statement with the Secretary of the State of California naming the Issuer as “debtor” and the Purchaser as “secured party” and describing the Collateral as the “collateral” therein, but only if such filing has not previously been made), is required to establish and (insofar as a security interest may be perfected by filing or possession) perfect the Lien with respect to the Collateral in favor of the Purchaser against all third parties in any jurisdiction.
     (r) The Issuer’s Chief Executive Office is located at 3 Ada, Irvine, CA 92618. The Custodial Loan Files concerning the Loans are held in the offices of the Custodian under the Custodial Agreement in the State of California.
     (s) The Issuer’s’s federal taxpayer identification number is 3543125.
     (t) There are no delinquent federal, state, city, county, or other taxes relating to any of the Issuer, the Depositor, any other transferor of loans to the Issuer, or the Loan Originator except those taxes (i) that are being contested by such Person in good faith, (ii) that are not material in amount, (iii) with respect to which payment has been stayed by a court of competent jurisdiction, (iv) that relate to a Mortgage Property, or (v) that would not have a Material Adverse Effect.
     (u) The transactions contemplated by this Agreement are in the ordinary course of business of the Issuer. The Issuer will engage in each acquisition of Loans under the Sale and Servicing Agreement or pursuant to the Disposition Agreement as a principal and not as an agent.
     (v) The Issuer is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder. The Issuer will not be rendered insolvent by the execution and delivery of this Agreement or the performance of its obligations hereunder. No petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Issuer.
     (w) In incurring any obligation or making any “transfer” (as defined in Section 101 of the Bankruptcy Code) of property or any interest therein pursuant to this Agreement (whether in connection with a purchase of Notes hereunder or otherwise), the Issuer does not intend to hinder, delay or defraud any Person to which the Issuer is or will become, on or after the date on which such obligation is incurred or such transfer is made, indebted.
     (x) With respect to any obligation incurred by the Issuer or any “transfer” (as defined in Section 101 of the Bankruptcy Code) of property or any interest therein made by the Issuer pursuant to this Agreement (whether in connection with a purchase of Notes hereunder or otherwise), (i) the Issuer has received “reasonably equivalent value” within the meaning of Section 548(a)(1)(B)(i) of the Bankruptcy Code for such obligation or transfer, (ii) the Issuer is not and will not become “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code at the time of or as a result of incurring such obligation or making such transfer, (iii) the Issuer is not engaged in, and is not about to engage in, any business or transaction for which the any property remaining with the Issuer constitutes “unreasonably small capital” within the meaning of Section 548(a)(1)(B)(ii)(II) of the Bankruptcy Code, and (iv) the Issuer does not intend to incur, and does not believe that it will incur, “debts” within the meaning of Section 101(12) of the Bankruptcy Code that would be beyond the Issuer’s ability to pay as such debts matured.

     (y) With respect to any “transfer” (as defined in Section 101 of the Bankruptcy Code) of property or any interest therein made by the Issuer pursuant to this Agreement (including the Issuer’s Grant to the Purchaser of a Lien with respect to Loans in exchange for a purchase of Notes hereunder from the Issuer to finance its purchase of such Loans), such transfer is intended as a “contemporaneous exchange for new value” given to the Issuer within the meaning of Section 547(c)(1) of the Bankruptcy Code.
     SECTION 5.02 Securities Act. Assuming the accuracy of the representations and warranties of and compliance with the covenants of the Purchaser, contained herein, the sale of the Purchased Notes and the sale of Additional Note Principal Balances pursuant to this Note Purchase Agreement are each exempt from the registration and prospectus delivery requirements of the Act. In the case of the offer or sale of the Purchased Notes, no form of general solicitation or general advertising was used by the Issuer, any Affiliates of the Issuer or any person acting on its or their behalf, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Issuer, any Affiliates of the Issuer nor any Person acting on its or their behalf has offered or sold, nor will the Issuer, any Affiliates of the Issuer or any Person acting on its behalf offer or sell directly or indirectly, the Purchased Notes or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by the Purchaser and compliance with the applicable provisions of the Indenture with respect to each transfer of the Purchased Notes, would render the issuance and sale of the Purchased Notes as contemplated hereby a violation of Section 5 of the Securities Act or the registration or qualification requirements of any state securities laws, nor has the Issuer authorized, nor will it authorize, any Person to act in such manner.
     SECTION 5.03 No Fee. Neither the Issuer, nor the Depositor, nor any of their Affiliates has paid or agreed to pay to any Person any compensation for soliciting another to purchase the Purchased Notes.
     SECTION 5.04 Information. The information provided pursuant to Section 7.01 hereof will, at the date thereof, be true and correct in all material respects.
     SECTION 5.05 The Purchased Notes. The Purchased Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with this Note Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture.
     SECTION 5.06 Use of Proceeds. No proceeds of a purchase hereunder will be used (i) for a purpose that violates or would be inconsistent with Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction in violation of Section 13 or 14 of the Exchange Act.
     SECTION 5.07 The Depositor. The Depositor hereby makes to the Purchaser each of the representations, warranties and covenants set forth in Section 3.01 of the Sale and Servicing

Agreement as of the Closing Date and as of each Transfer Date (except to the extent that any such representation, warranty or covenant is expressly made as of another date).
     SECTION 5.08 Taxes, etc. Any taxes, fees and other charges of Governmental Authorities applicable to the Issuer and the Depositor, except for franchise or income taxes, in connection with the execution, delivery and performance by the Issuer and the Depositor of each Basic Document to which they are parties, the issuance of the Purchased Notes or otherwise applicable to the Issuer or the Depositor in connection with the Trust Estate have been paid or will be paid by the Issuer or the Depositor, as applicable, at or prior to the Closing Date or Transfer Date, to the extent then due.
     SECTION 5.09 Financial Condition. On the date hereof and on each Transfer Date, neither the Issuer nor the Depositor is or will be insolvent or the subject of any voluntary or involuntary bankruptcy proceeding.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO THE PURCHASER
     The Purchaser hereby makes the following representations and warranties, as to itself, to the Issuer and the Depositor on which the same are relying in entering into this Note Purchase Agreement.
     SECTION 6.01 Organization. The Purchaser has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization with power and authority to own its properties and to transact the business in which it is now engaged.
     SECTION 6.02 Authority, etc. The Purchaser has all requisite power and authority to enter into and perform its obligations under this Note Purchase Agreement and to consummate the transactions herein contemplated. The execution and delivery by the Purchaser of this Note Purchase Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary organizational action on the part of the Purchaser. This Note Purchase Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to enforcement of bankruptcy, reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. Neither the execution and delivery by the Purchaser of this Note Purchase Agreement nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the fulfillment by the Purchaser of the terms hereof, will conflict with, or violate, result in a breach of or constitute a default under any term or provision of the Purchaser’s organizational documents or any Governmental Rule applicable to the Purchaser.
     SECTION 6.03 Securities Act. The Purchaser hereby represents and warrants to the Issuer and the Depositor as of the date of this Note Purchase Agreement, as follows:
     (a) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the purchase of an interest in the Note.

The Purchaser (i) is (A) a “qualified institutional buyer” as defined under Rule 144A promulgated under the Securities Act of 1933, as amended (the “1933 Act”), acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, or (B) an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act, and (ii) is aware that the Issuer intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A or Regulation D, as applicable.
     (b) The Purchaser understands that neither the Note nor interests in the Note have been registered or qualified under the 1933 Act, nor under the securities laws of any state, and therefore neither the Note nor interests in the Note can be resold unless they are registered or qualified thereunder or unless an exemption from registration or qualification is available.
     (c) It is the intention of the Purchaser to acquire interests in the Note (a) for investment for its own account, or (b) for resale to “qualified institutional buyers” in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Note and interests therein have not been registered under the 1933 Act by reason of a specific exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell only in Rule 144A transactions) as expressed herein.
     SECTION 6.04 Conflicts With Law. The execution, delivery and performance by the Purchaser of its obligations under this Note Purchase Agreement will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or of any statute, order or regulation applicable to the Purchaser of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Purchaser, in each case which could be expected to have a material adverse effect on the transactions contemplated therein.
     SECTION 6.05 Conflicts With Agreements, etc. The Purchaser is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be materially adverse to the Purchaser in the performance of its obligations or duties under any of the Basic Documents to which it is a party. The Purchaser is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Purchaser that materially and adversely affects, the ability of the Purchaser to perform its obligations under this Note Purchase Agreement.
ARTICLE VII
COVENANTS OF THE ISSUER AND THE DEPOSITOR
     SECTION 7.01 Information from the Issuer. So long as the Purchased Notes remain outstanding, the Issuer and the Depositor shall each furnish to the Purchaser:
     (a) the financial information required to be delivered by the Servicer under Section 4.02(a) of the Sale and Servicing Agreement;

     (b) such information (including financial information), documents, records or reports with respect to the Trust Estate, the Loans, the Issuer, the Loan Originator, the Servicer or the Depositor as the Purchaser may from time to time reasonably request;
     (c) as soon as possible and in any event within one (1) Business Day after the occurrence thereof, notice of each Event of Default under the Sale and Servicing Agreement or the Indenture, and each Default; and
     (d) promptly and in any event not later than the effective time thereof, written notice of a change in address of the chief executive office of the Issuer, the Loan Originator or the Depositor.
     SECTION 7.02 Access to Information. So long as the Purchased Notes remain outstanding, each of the Issuer and the Depositor shall, at any time and from time to time during regular business hours, or at such other reasonable times upon reasonable notice to the Issuer or the Depositor, as applicable, permit the Purchaser, or its agents or representatives to:
     (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Issuer or the Depositor relating to the Loans or the Basic Documents as may be requested, and
     (b) visit the offices and property of the Issuer and the Depositor for the purpose of examining such materials described in clause (a) above.
     Except as provided in Section 10.05, information obtained by the Purchaser pursuant to this Section 7.02 and Section 7.01 herein shall be held in confidence in accordance with and to the extent provided in Sections 11.15 and 11.17 of the Sale and Servicing Agreement as if it constituted “Confidential Information” (as defined therein).
     SECTION 7.03 Ownership and Security Interests; Further Assurances. The Depositor will take all action necessary to maintain the Issuer’s ownership interest in the Loans and the other items sold pursuant to Article II of the Sale and Servicing Agreement. The Issuer will take all action necessary to maintain the Indenture Trustee’s security interest in the Loans and the other items pledged to the Indenture Trustee pursuant to the Indenture.
     The Issuer and the Depositor agree to take any and all acts and to execute any and all further instruments reasonably necessary or requested by the Purchaser to more fully effect the purposes of this Note Purchase Agreement.
     SECTION 7.04 Covenants. The Issuer and the Depositor shall each duly observe and perform each of their respective covenants set forth in each of the Basic Documents to which they are a party.
     SECTION 7.05 Amendments. Neither the Issuer nor the Depositor shall make, nor permit any Person to make, any amendment, modification or change to, or provide any waiver under any Basic Document to which the Issuer or the Depositor, as applicable, is a party without the prior written consent of the Purchaser.

     SECTION 7.06 With Respect to the Exempt Status of the Purchased Notes.
     (a) Neither the Issuer nor the Depositor, nor any of their respective Affiliates, nor any Person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Purchased Notes under the Securities Act.
     (b) Neither the Issuer nor the Depositor, nor any of their Affiliates, nor any Person acting on their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with any offer or sale of the Purchased Notes.
     (c) On or prior to any Transfer Date, the Issuer and the Depositor will furnish or cause to be furnished to the Purchaser and any subsequent purchaser therefrom of Additional Note Principal Balance, if the Purchaser or any such subsequent purchaser so request, a letter from each Person furnishing a certificate or opinion on the Closing Date as described in Section 4.01 hereof or on or before any such Transfer Date in which such Person shall state that such subsequent purchaser may rely upon such original certificate or opinion as though delivered and addressed to such subsequent purchaser and made on and as of the Closing Date or such Transfer Date, as the case may be, except for such exceptions set forth in such letter as are attributable to events occurring after the Closing Date or such Transfer Date.
     SECTION 7.07 Affirmative Covenants
          Until (i) the Revolving Period has ended, (ii) all Obligations have been paid in full and (iii) all other obligations of the Issuer under the Basic Documents have been performed in full, the Issuer and the Depositor, each covenants and agrees that it will do all of the following:
     (a) Continue to engage in the business now conducted by it and preserve and maintain in full force and effect its existence and all permits, licenses, approvals, consents, rights, privileges, and franchises necessary or desirable in the conduct or transaction of its business or the ownership of its properties.
     (b) Pay and discharge, or cause the Servicer to pay and discharge, all taxes, levies, liens, and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral.
     (c) Comply in all material respects with all laws, ordinances, rules, and regulations of any federal, state, municipal, or other public authority having jurisdiction over the Issuer or any of its assets.
     (d) Advise the Purchaser in writing at least thirty (30) days prior to the opening of any new chief executive office or the closing of any such office and of any change in the Issuer’s name or the places where the books and records pertaining to the Collateral are kept.
     (e) Maintain records with respect to the Collateral and the conduct and operation of its business in conformity with general standards in the subprime mortgage loan servicing industry and with no less a degree of prudence than if the Collateral were held by the Issuer for its own account, and furnish the Purchaser, upon reasonable request by the Purchaser, with information with respect to the Collateral.
     (f) Provide, or cause the Servicer to provide, to the Purchaser a magnetic tape, floppy disk or electronic transmission, as the Purchaser shall elect from time to time, containing the Servicer’s standard monthly remittance report, which report shall be in substantially the form required under the Sale and Servicing Agreement .
     (g) Pay, discharge, or otherwise satisfy before they become delinquent all material obligations of whatever nature, except when (i) the failure to pay, discharge or satisfy such obligations before they become delinquent is consistent with Accepted Servicing Practices or (ii) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and the Issuer has established adequate reserves with respect thereto and no liens have attached to any portion of the Collateral.
     (h) Promptly, and in any event within one Business Day of the occurrence thereof, notify the Purchaser in writing of (i) the occurrence of any event of default by any Person under any indenture, mortgage, deed of trust, agreement, or other instrument or contractual obligation to which the Issuer or any Affiliate of the Issuer is a party or by which its properties may be bound or affected, if such occurrence could reasonably be expected to have a Material Adverse Effect, or (ii) the occurrence of any Default or Event of Default.
     (i) At all times be wholly-owned (i) directly, by the Depositor, and (ii) indirectly, by the Loan Originator.
     (j) Cause the Loans to be serviced and administered by the Servicer (including any Subservicers) in substantial compliance with Accepted Servicing Practices and, at all times, enforce the obligations of the Servicer (including any Subservicers) under the Sale and Servicing Agreement.
     (k) Cause each of its agents (including the Servicer) to agree to hold in trust and to deposit, in accordance with its normal and customary practices and procedures, all Collections received from time to time in respect of the Pledged Loans (net of Servicing Fees and ancillary amounts that are payable to the Servicer under the Sale and Servicing Agreement) to the Collection Account maintained pursuant to the Facility Administration Agreement or to such other account or accounts as may be specified and maintained by the Purchaser or its designee from time to time.
     (l) Comply in all material respects with the terms of both the Custodial Agreement and the Indenture.
     (m) Except as otherwise permitted in the Sale and Servicing Agreement, agree to any material modification of any Loan only with the prior written consent of the Purchaser.
     (n) Deliver all Custodial Loan Files to the Custodian as provided in the Custodial Agreement.
     (o) Cause each service provider engaged by the Issuer that is an Affiliate of the Issuer to agree and covenant that such service provider shall not, prior to a date which is one year and one day after the payment in full of all Obligations (i) petition or otherwise invoke, directly or indirectly, the process of any Governmental Authority for the purpose of (A) commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or (B) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or (C) ordering the winding up or liquidation of the affairs of the Issuer, or (ii) acquiesce to any of the foregoing.
     (p) Use the funds derived from issuing and selling the Notes solely to purchase Loans and other Collateral from the Depositor (or any other transferor).
     (q) Permit representatives of the Purchaser, at the Purchaser’s expense (except as otherwise provided herein with respect to any due diligence activities undertaken by or for the Purchaser) at any reasonable time prior to the occurrence of an Event of Default and at the Issuer’s expense at any time thereafter, to (i) visit and inspect any of the Issuer’s properties and examine and make copies of or abstracts from any of its books and records in any way relating to the Collateral or to the Issuer’s compliance with the provisions of this Agreement or any other Basic Document at any reasonable time and as often as may reasonably be desired by the Purchaser (but, prior to the occurrence of any Default or Event of Default, only upon not less than five Business Days’ prior notice), and (ii) discuss the business, operations, properties, assets and financial and other condition of the Issuer with the Issuer’s officers and employees of the Issuer and with its independent certified public accountants (it being agreed that the Issuer shall cause such officers, employees and accountants to be available for such purposes and to cooperate fully with such representatives); provided, however, that the results of any such visit, inspection, examination, discussion or audit, to the extent such results are proprietary and non-public, shall be kept confidential by the Purchaser and its Affiliates except (x) as may be required by law or regulation or by any governmental agency or regulatory body having authority over the Purchaser or its Affiliates, (y) to the extent that such information may be communicated to the legal counsel, auditors and other advisers of the Purchaser or its Affiliates, and (z) in connection with any legal or other proceedings for the enforcement of any right, remedy, power or privilege of the Purchaser under any Basic Document or for the protection of the Purchaser’s interests thereunder.
     (r) Promptly give the Purchaser written notice upon becoming aware that the Issuer is not in compliance in all material respects with ERISA or that any Lien exists on any of the Pledged Loans under ERISA.
     (s) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities.
     (t) Supply the Purchaser with bring-down good standing certificates, legal opinions, officer’s certificates and similar such items, promptly upon the Purchaser’s reasonable request. The Purchaser will not, however, request such items more frequently than once in any period of 90 consecutive days unless either a Default or an Event of Default shall have occurred and be continuing.
     (u) Within ten (10) days of the initial Transfer Date, file all material instruments and documents (including UCC-1 financing statements and continuation statements) required to be filed to create in favor of the Purchaser a perfected Lien with respect to the Collateral shall have been duly prepared (and, if applicable executed or acknowledged) by the Issuer and delivered to the Purchaser in the proper form for filing in each office in each relevant jurisdiction.
     SECTION 7.08 Negative Covenants.
     Until (i) the Revolving Period has ended, (ii) all Obligations have been paid in full and (iii) all other obligations of the Issuer under the Basic Documents have been performed in full, the Issuer covenants and agrees that it will not:
     (a) Create, incur, assume, or suffer to exist, any Lien with respect to any of the Collateral whether now owned or existing or hereafter acquired or arising, other than liens in favor of the Indenture Trustee, or permit any financing statement (except any financing statements in favor of the Indenture Trustee) or assignment (except for any assignments in favor of the Purchaser) to be on file in any public office with respect thereto.
     (b) Sell, lease, license, transfer, assign, convey, dispose of, alienate, terminate or relinquish any of the Issuer’s right, title or interest in or to the Collateral, except as specifically provided herein.
     (c) Either (i) merge with or into or consolidate with any other Person, regardless of whether the Issuer is the surviving entity in such merger or consolidation, or transfer all or substantially all of its assets to any other Person to accomplish a similar purpose, or (ii) wind up, liquidate, or dissolve, or (iii) agree to do any of the foregoing.
     (d) Without obtaining the prior written approval of the Purchaser in each case, either (i) amend, supplement or otherwise modify (or agree to amend, supplement or otherwise modify) the Issuer’s charter, bylaws or other organizational documents (unless such amendment, supplement or other modification cannot reasonably be expected to have a Material Adverse Effect) or (ii) amend, supplement or otherwise modify (or agree to amend, supplement or otherwise modify, or, to the extent its consent is required therefor, consent to any amendment or supplement to or modification of) the Sale and Servicing Agreement or any other Basic Document, or any other document, instrument or agreement in any way relating to the transactions contemplated hereunder or thereunder.
     (e) Change its name, chief executive office, or location where its books and records are kept with respect to the Collateral, on less than thirty (30) days’ prior written notice to the Purchaser; or., except with the Purchaser’s prior written consent, change its structure or ownership.
     (f) Prior to pledging the affected Loans hereunder, approve any proposed amendments, supplements or other modifications to the Underwriting Standards that are material in nature without first providing the Purchaser with a copy of such proposed modifications; provided that if, within 15 Business Days after receipt of a copy thereof, the Purchaser informs the Issuer that it disapproves of one or more of such proposed modifications, “Underwriting Standards” shall mean, for purposes of this Agreement and the other Basic Documents, the Underwriting Standards previously in effect, modified only to the extent of such modifications as have not been disapproved by the Purchaser.

     (g) Use the proceeds of the purchase of Notes made pursuant to this Agreement, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any debt which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute the Advances under this Agreement as being “purpose credit” within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.
     (h) Incur or otherwise become liable for any debt obligation for money borrowed (other than debt arising under this Agreement), or for any other (i.e., debt arising for reasons other than money borrowed) material debt obligations other than amounts owed to the Depositor (or any other transferor of loans to the Issuer) in consideration of assets purchased by the Issuer under the Sale and Servicing Agreement or pursuant to the Disposition Agreement), without first obtaining the specific written consent of the Purchaser (which consent may be given or withheld in the Purchaser’s sole discretion).
     (i) Attempt to assign this Agreement or any rights hereunder without first obtaining the specific written consent of the Purchaser (which consent may be given or withheld in the Purchaser’s sole discretion).
ARTICLE VIII
ADDITIONAL COVENANTS
     SECTION 8.01 Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Note Purchase Agreement.
     SECTION 8.02 Expenses.
     (a) The Issuer and the Depositor jointly and severally covenant that, whether or not the Closing takes place, except as otherwise expressly provided herein, all reasonable costs and expenses incurred in connection with this Note Purchase Agreement and the transactions contemplated hereby shall be paid by the Issuer or the Depositor.
     (b) The Issuer and the Depositor jointly and severally covenant to pay as and when billed by the Purchaser, subject to the applicable limit on Due Diligence Fees set forth in Section 11.15 of the Sale and Servicing Agreement, all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and in the other Basic Documents including, without limitation, (i) all reasonable fees, disbursements and expenses of counsel to the Purchaser, (ii) all reasonable fees and expenses of the Indenture Trustee and the Owner Trustee and their counsel, including, but not limited to, legal fees for the protection of the Purchaser’s interests, and (iii) all reasonable fees and expenses of the Custodian and its counsel.
     (c) The Issuer’s and Depositor’s obligations under this Section 8.02 shall survive the termination of this Agreement.

     SECTION 8.03 Mutual Obligations. On and after the Closing, each party hereto will do, execute and perform all such other acts, deeds and documents as any other party hereto may from time to time reasonably require in order to carry out the intent of this Note Purchase Agreement.
     SECTION 8.04 Restrictions on Transfer. The Purchaser agrees that it will comply with the restrictions on transfer of the Purchased Notes set forth in the Indenture and will resell the Purchased Notes only in compliance with such restrictions.
     SECTION 8.05 [Reserved].
     SECTION 8.06 Information Provided by the Purchaser. The Purchaser hereby covenants to determine One-Month LIBOR in accordance with the definition thereof in the Basic Documents and shall give notice to the Indenture Trustee, the Issuer and the Depositor of the Interest Payment Amount on each Determination Date. The Purchaser shall cause the Market Value Agent to give notice to the Indenture Trustee, the Issuer and the Depositor of any Hedge Funding Requirement (if any) on or before the Determination Date related to any Payment Date. In addition, on each Determination Date, the Purchaser hereby covenants to give notice to the Indenture Trustee, the Issuer and the Depositor of (i) the Issuer/Depositor Indemnities (as defined in the Trust Agreement), (ii) Due Diligence Fees and (iii) the Collateral Value for each Loan for the related Payment Date.
ARTICLE IX
INDEMNIFICATION
     SECTION 9.01 Indemnification of the Purchaser. Each of the Issuer and the Depositor hereby agree to, jointly and severally, indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages, liabilities, reasonable expenses or judgments (including reasonable accounting fees and reasonable legal fees and other reasonable expenses incurred in connection with this Note Purchase Agreement or any other Basic Document and any action, suit or proceeding or any claim asserted) (collectively, “Losses”), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with any information prepared by and furnished or to be furnished by any of the Issuer, the Loan Originator or the Depositor pursuant to or in connection with the transactions contemplated hereby including, without limitation, such written information as may have been and may be furnished in connection with any due diligence investigation with respect to the business, operations, financial condition of the Issuer, the Loan Originator, the Depositor or with respect to the Loans, to the extent such information contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein in the light of the circumstances under which such statements were made not misleading, except with respect to any such information used by such Indemnified Party in violation of the Basic Documents or as a result of an Indemnified Party’s gross negligence or willful misconduct which results in such Losses. The indemnities contained in this Section 9.01 will be in addition to any liability which the Issuer or the Depositor may otherwise have pursuant to this Note Purchase Agreement and any other Basic Document.
     SECTION 9.02 Procedure and Defense. In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any

Indemnified Party in respect of which indemnity may be sought pursuant to Section 9.01, such Indemnified Party shall promptly notify the Issuer and the Depositor in writing and, upon request of the Indemnified Party, the Issuer and the Depositor shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the indemnifying party may designate and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided that failure to give such notice or deliver such documents shall not affect the rights to indemnity hereunder unless such failure materially prejudices the rights of the Indemnified Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel of the Issuer and/or the Depositor, but the reasonable fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (i) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Depositor or the Issuer, (ii) the Depositor or the Issuer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the Depositor or the Issuer and one or more Indemnified Parties, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Depositor or the Issuer. Reasonable expenses of counsel to any Indemnified Party for which the Issuer and the Depositor are responsible hereunder shall be reimbursed by the Issuer and the Depositor as they are incurred. The Issuer and the Depositor shall not be liable for any settlement of any proceeding affected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Neither the Issuer nor the Depositor will, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.
ARTICLE X
MISCELLANEOUS
     SECTION 10.01 Amendments. No amendment or waiver of any provision of this Note Purchase Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 10.02 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) and mailed, telecopied (with a copy delivered by overnight courier) or delivered, as to each party hereto, at its address as set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be deemed effective upon receipt thereof, and in the case of telecopies, when receipt is confirmed by telephone.
     SECTION 10.03 No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 10.04 Binding Effect; Assignability.
     (a) This Note Purchase Agreement shall be binding upon and inure to the benefit of the Issuer, the Depositor and the Purchaser and their respective permitted successors and assigns (including any subsequent holders of the Purchased Notes); provided, however, neither the Issuer nor the Depositor shall have any right to assign their respective rights hereunder or interest herein (by operation of law or otherwise) without the prior written consent of the Purchaser.
     (b) The Purchaser may, in the ordinary course of its business and in accordance with the Basic Documents and applicable law, including applicable securities laws, at any time sell to one or more Persons (each, a “Participant”), participating interests in all or a portion of its rights and obligations under this Note Purchase Agreement. Notwithstanding any such sale by the Purchaser of participating interests to a Participant, the Purchaser’s rights and obligations under this Note Purchase Agreement shall remain unchanged, the Purchaser shall remain solely responsible for the performance thereof, and the Issuer and the Depositor shall continue to deal solely and directly with the Purchaser and shall have no obligations to deal with any Participant in connection with the Purchaser’s rights and obligations under this Note Purchase Agreement.
     (c) This Note Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Purchased Notes shall have been paid in full.
     SECTION 10.05 Provision of Documents and Information. Each of the Issuer and the Depositor acknowledges and agrees that the Purchaser is permitted to provide to any subsequent purchaser, permitted assignees and Participants, opinions, certificates, documents and other information relating to the Issuer, the Depositor and the Loans delivered to the Purchaser pursuant to this Note Purchase Agreement provided that with respect to Confidential Information, such subsequent purchaser, permitted assignees and Participants agree to be bound by Section 7.02 hereof.
     SECTION 10.06 GOVERNING LAW; JURISDICTION. THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW. EACH OF THE PARTIES TO THIS NOTE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES TO THIS NOTE PURCHASE AGREEMENT HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO

THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
     SECTION 10.07 No Proceedings. Until the date that is one year and one day after the last day on which any amount is outstanding under this Note Purchase Agreement, the Depositor and the Purchaser hereby covenant and agree that they will not institute against the Issuer or the Depositor or the Purchaser, or join in any institution against the Issuer or the Depositor or the Purchaser of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.
     SECTION 10.08 Execution in Counterparts. This Note Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
     SECTION 10.09 No Recourse—Purchaser and Depositor.
     (a) The obligations of the Purchaser under this Note Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by the Purchaser or any officer thereof are solely the partnership or corporate obligations of the Purchaser, as the case may be. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Note Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of the Purchaser.
     (b) The obligations of the Depositor under this Note Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by the Depositor or any officer thereof are solely the partnership or corporate obligations of the Depositor, as the case may be. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Note Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Depositor or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of the Depositor.
     (c) The Purchaser, by accepting the Purchased Notes, acknowledges that such Purchased Notes represent an obligation of the Issuer and do not represent an interest in or an obligation of the Loan Originator, the Servicer, the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Note Purchase Agreement, the Purchased Notes or the Basic Documents.
     SECTION 10.10 Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Note Purchase Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Purchased Notes and the termination of this Note Purchase Agreement.

     SECTION 10.11 Waiver of Set-Off. All payments due to Noteholders hereunder and under any of the Basic Documents, including without limitation all payments on account of principal, interest and fees, if any, shall be made to the Noteholders, without set-off, recoupment or counterclaim, and each of the Depositor and the Issuer hereby waive any and all right of set-off, recoupment or counterclaim hereunder or under any of the Basic Documents.
     SECTION 10.12 Tax Characterization. Each party to this Note Purchase Agreement (a) acknowledges and agrees that it is the intent of the parties to this Note Purchase Agreement that for all purposes, including federal, state and local income, single business and franchise tax purposes, the Purchased Notes will be treated as evidence of indebtedness secured by the Loans and proceeds thereof and the trust created under the Indenture will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees to treat the Purchased Notes for federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of all Basic Documents shall be construed to further these intentions of the parties.
     SECTION 10.13 Conflicts. Notwithstanding anything contained herein to the contrary, in the event of the conflict between the terms of the Sale and Servicing Agreement and this Note Purchase Agreement, the terms of the Sale and Servicing Agreement shall control.
     SECTION 10.14 Service of Process. Each of the Depositor and the Issuer agrees that until such time as the Purchased Notes have been paid in full, each such party shall have appointed an agent registered with the Secretary of State of the State of New York, with an office in the County of New York in the State of New York, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. Each of the Depositor and the Issuer agrees that service of such process upon such person shall constitute personal service of such process upon it.
     SECTION 10.15 [Reserved].
     SECTION 10.16 Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Note Purchase Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Option One Owner Trust 2002-3, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Note Purchase Agreement or any other related documents.
     SECTION 10.17 Binding Effect; Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Each of the Noteholders other than the Purchaser shall be deemed to be an express third-party beneficiary of this Agreement and shall be entitled to enforce the terms hereof as if it were a party hereto.
     SECTION 10.18 Merger and Integration. This Agreement and the other Basic Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Basic Documents.
     SECTION 10.19 No Petition. Neither the Issuer nor the Purchaser shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Purchaser or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Issuer or the Purchaser.
     SECTION 10.20 Cooperation. The Issuer agrees to cooperate and to cause its Affiliates (including the Servicer) to cooperate with the Purchaser, consistent with the terms hereof, to the extent necessary or appropriate to effectuate any sale or financing of any of the Purchased Notes by the Purchaser, including by making available or providing access (as appropriate) to the Purchaser or its designee the Custodial Loan Files and Servicing Records relating to the Mortgage Loans (subject to the confidentiality requirements of any applicable consumer protection and other laws or regulations).
     SECTION 10.21 Time. Unless the context clearly requires otherwise, all references to time contained in this Agreement shall be deemed to be local time in New York City on the applicable day.
     SECTION 10.22 Headings. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or interpretation of any provision hereof.
     SECTION 10.23 Exhibits. The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
     SECTION 10.24 Counterparts. This Agreement may be executed in two or more counterparts, including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Signatures may be exchanged by facsimile, and each party hereto agrees to be bound by its own facsimile signature and to accept the facsimile signature of the other party.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

OPTION ONE OWNER TRUST 2002-3

By:

Wilmington Trust Company, not in
its individual capacity but solely as owner
trustee

By:

Name:
Title:

OPTION ONE LOAN WAREHOUSE
CORPORATION

By:

Name:
Title:

UBS REAL ESTATE SECURITIES INC.,
as Purchaser

By:

Name:
Title:

By:

Name:
Title:

Schedule I
Information for Notices

1.	if to the Issuer:

Option One Owner Trust 2002-3
c/o Wilmington Trust Company
as Owner Trustee
One Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Telecopy: (302) 636-4144
Telephone: (302) 636-1000

with a copy to:

Option One Mortgage Corporation
3 Ada Road
Irvine, California 92618
Attention: Matthew Engel
Telecopy number: (866)715-8329
Telephone number: (949) 790-8128

2.	if to the Depositor:

Option One Loan Warehouse Corporation
3 Ada Road
Irvine, California 92618
Attention: Matthew Engel
Telecopy number: (866)715-8329
Telephone number: (949) 790-8128

3.	if to the Purchaser:

UBS Real Estate Securities Inc.
1251 Avenue of the Americas
New York, New York 10020
Attention: Robert Carpenter
George A. Mangiaracina
Telephone: (212) 882-3749
Facsimile: (212) 882-3597

Schedule I

with a copy to:

UBS Investment Bank
Newport Office Center 7 (NOC 7)
480 Washington Boulevard
Jersey City, NJ 07310
Attention: Steven D’Orazio
Telephone: (201) 793-6819
Facsimile: (201) 793-6833

Schedule I